EXECUTION VERSION [[6690694]] AMENDMENT AND RESTATEMENT AGREEMENT, dated as of April 30, 2025 (this “Amendment”), relating to the THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 23, 2021 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation (the “Borrower”), the LENDERS from time to time party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the other agents party thereto. WHEREAS, the Lenders have agreed to extend credit to the Borrower under the Existing Credit Agreement on the terms and subject to the conditions set forth therein; and WHEREAS, the Borrower has requested, and the parties hereto have agreed to amend the Existing Credit Agreement (i) to extend the Revolving Commitments and the maturity of the Revolving Loans thereunder, (ii) to provide for certain reductions in the fees payable thereunder and (iii) to modify such other provisions as set forth herein; NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows: SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Fourth Restated Credit Agreement (as defined below). SECTION 2. Amendment and Restatement of the Existing Credit Agreement. Effective on the Restatement Effective Date (as defined below), the Existing Credit Agreement (including the Schedules and Exhibits thereto) is amended and restated to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the underscored text (indicated textually in the same manner as the following example: underscored text) as set forth in the Exhibit A attached hereto (the Existing Credit Agreement, as so amended and restated, being referred to as the “Fourth Restated Credit Agreement”). SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to such other parties that, on and as of the Restatement Effective Date: (a) This Amendment has been duly authorized, executed and delivered by the Borrower and this Amendment and the Fourth Restated Credit Agreement constitutes the Borrower’s legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Exhibit 99.2

2 [[6690694]] (b) The representations and warranties set forth in Section 6 of the Fourth Restated Credit Agreement are true and correct on and as of the Restatement Effective Date (i) in the case of any representation and warranty that is qualified by materiality, in all respects and (ii) otherwise, in all material respects, except to the extent they expressly and exclusively relate to an earlier date in which case such representations and warranties shall be true and correct (x) in the case of any representation and warranty that is qualified by materiality, in all respects and (y) otherwise, in all material respects, as of such earlier date. (c) On the Restatement Effective Date, after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing. SECTION 4. Effectiveness. The amendment and restatement of the Existing Credit Agreement in the form of the Fourth Restated Credit Agreement shall become effective on the date (the “Restatement Effective Date”) on which the conditions set forth in Section 5.1 of the Fourth Restated Credit Agreement shall have been satisfied or waived in accordance with Section 11.6 of the Fourth Restated Credit Agreement. SECTION 5. Effect of Amendment. Except as expressly set forth herein and in the Fourth Restated Credit Agreement, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights or remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a “Credit Document” for all purposes of the Fourth Restated Credit Agreement and the other Credit Documents. On and after the Restatement Effective Date, any reference to the Existing Credit Agreement contained in the Credit Documents shall mean the Fourth Restated Credit Agreement. The Borrower, the Administrative Agent and the Lenders shall treat this Amendment as not giving rise to a significant modification of the Loans (which, for the avoidance of doubt, are not outstanding as of the date hereof) for U.S. federal, state and local tax purposes. SECTION 6. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment and the transactions contemplated hereby, including reasonable and documented out-of-pocket fees, charges and disbursements of one counsel for the Administrative Agent. SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (e.g. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Amendment shall be deemed to include Electronic Signatures (as

3 [[6690694]] defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. [REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

[SIGNATURE PAGE TO QUEST DIAGNOSTICS AMENDMENT AND RESTATEMENT AGREEMENT] To approve this Amendment and Restatement Agreement: MORGAN STANLEY BANK, N.A., as a Lender and Issuing Lender By: Name: Michael King Title: Authorized Signatory

[SIGNATURE PAGE TO QUEST DIAGNOSTICS AMENDMENT AND RESTATEMENT AGREEMENT] To approve this Amendment and Restatement Agreement: MIZUHO BANK, LTD. (with any Lender that is an Issuing Lender signing in its capacities as a Lender and as an Issuing Lender) By: Name: Tracy Rahn Title: Managing Director

[SIGNATURE PAGE TO QUEST DIAGNOSTICS AMENDMENT AND RESTATEMENT AGREEMENT] To approve this Amendment and Restatement Agreement: Crédit Agricole Corporate and Investment Bank, as a Lender By: Name: Michael Ubriaco Title: Director By: Name: Jill Wong Title: Director

[SIGNATURE PAGE TO QUEST DIAGNOSTICS AMENDMENT AND RESTATEMENT AGREEMENT] To approve this Amendment and Restatement Agreement: GOLDMAN SACHS BANK USA By: Name: Nicholas Merino Title: Authorized Signatory

[SIGNATURE PAGE TO QUEST DIAGNOSTICS AMENDMENT AND RESTATEMENT AGREEMENT] To approve this Amendment and Restatement Agreement: PNC Bank, National Association By: Name: William P. Herold Title: Senior Vice President

[SIGNATURE PAGE TO QUEST DIAGNOSTICS AMENDMENT AND RESTATEMENT AGREEMENT] To approve this Amendment and Restatement Agreement: The Bank of New York Mellon, as a Lender By: Name: Luke Daly Title: Vice President

[[6690694]] Exhibit A